Exhibit 10.43

BEFORE THE TENNESSEE REGULATORY AUTHORITY

NASHVILLE, TENNESSEE

December 15, 2008

IN RE: APPLICATION OF KNOLOGY, INC. FOR A STATE-ISSUED CERTIFICATE OF FRANCHISE AUTHORITY	) ) ) ) )	DOCKET NO. 08-00208

CERTIFICATE OF FRANCHISE AUTHORITY

On November 3, 2008, an application for a state-issued certificate of franchise authority complying with the provisions set forth in Public Chapter No. 932,1 also known as the Competitive Cable and Video Services Act (the “CCVSA”), was submitted to the Tennessee Regulatory Authority (“TRA”) by Knology, Inc. (the “Company” or “Applicant”). Pursuant to the CCVSA, issuance of this state-issued Certificate of Franchise Authority hereby conveys:

1. A nonexclusive grant of authority to provide cable or video service in the areas set forth in the application;

2. A nonexclusive grant of authority to construct, maintain and operate facilities through, along, upon, over and under any public rights-of-way, subject to the laws of the state of Tennessee, including the lawful exercise of police powers of the municipalities and counties in which such service is delivered;

3. Notwithstanding the provisions of paragraphs 1 & 2 above, this grant of authority is subject to lawful operation of the cable and video service by the Applicant or its successor in interest; and,

4. Notwithstanding the provisions of paragraphs 1 & 2 above, this grant of authority does not confer upon the holder of the state-issued certificate of franchise authority the right to place facilities on private property without the owner’s consent to such placement, except that nothing herein shall alter the condemnation authority provided pursuant to Tenn. Code Ann. § 65-21-204 for internal improvements or as provided in title 29, chapter 16 of the Tennessee Code.

BE IT HEREBY ISSUED.

/s/ Tre Hargett
Tre Hargett, TRA Chairman

[1]	2008 Tenn. Pub. Acts 932.